Aflac Incorporated 2021 Form 10-K
EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Aflac Incorporated:

We consent to the incorporation by reference in the registration statement (No. 333-237969, 333-242390, and 333-259379) on Form S-3; and No. 333-135327, 333-161269, 333-202781, 333-158969, 333-115105, 333-219888, and 333-245702 on Form S-8 of Aflac Incorporated of our reports dated February 23, 2022, with respect to the consolidated balance sheets of Aflac Incorporated as of December 31, 2021 and 2020, the related consolidated statements of earnings, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes and financial statement schedules II, III, and IV (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2021, which reports appear in the December 31, 2021 annual report on Form 10‑K of Aflac Incorporated.

/s/ KPMG LLP
Atlanta, Georgia
February 23, 2022